Exhibit 4.2
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
WARRANT
VERSO TECHNOLOGIES, INC.

Warrant Number: [ ]
Warrant Shares: [ ]	Initial Exercise Date: [ ], 2007
     THIS WARRANT (the “Warrant”) certifies that, for value received, ___ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Verso Technologies, Inc., a Minnesota corporation (“PURCHASER”), up to ___ shares (the “Warrant Shares”) of common stock, par value $.01 per share, of PURCHASER (the “PURCHASER Common Stock”). The purchase price of one share of PURCHASER Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
     Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Agreement and Plan of Merger dated as of April 4, 2007, by and among PURCHASER, SN Acquisition Corporation, Sentito Networks, Inc. and the Stockholders’ Agent (the “Merger Agreement”). In addition, the following terms shall have the meanings set forth below:
          “Trading Day” means a day on which the PURCHASER Common Stock is traded on a Trading Market.

          “Trading Market” means the following markets or exchanges on which the PURCHASER Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
          “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the PURCHASER Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the PURCHASER Common Stock for such date (or the nearest preceding date) on the Trading Market on which the PURCHASER Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the PURCHASER Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the PURCHASER Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the PURCHASER Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the PURCHASER Common Stock so reported; or (d) in all other cases, the fair market value of a share of PURCHASER Common Stock as determined by an independent appraiser selected in good faith by the PURCHASER and reasonably acceptable to the PURCHASER, the fees and expenses of which shall be paid by the PURCHASER.
     Section 2. Exercise.
          (a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to PURCHASER of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of PURCHASER as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of PURCHASER); and, within three (3) Trading Days of the date said Notice of Exercise is delivered to PURCHASER, PURCHASER shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to PURCHASER until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to PURCHASER for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to PURCHASER. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and PURCHASER shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. PURCHASER shall deliver any objection to any Notice of Exercise Form within two (2) business days of receipt of such notice. In the event of any dispute or discrepancy, the records of PURCHASER shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
          (b) Exercise Price. The exercise price per share of the PURCHASER Common Stock under this Warrant shall be $1.25, subject to adjustment hereunder (the “Exercise Price”).
          (c) Cashless Exercise. If at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
          (A) = the VWAP on the Trading Day immediately preceding the date of such election;
          (B) = the Exercise Price of this Warrant, as adjusted; and
          (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.
          (d) Exercise Limitations. PURCHASER shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of PURCHASER Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of PURCHASER Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of PURCHASER Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of PURCHASER subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that PURCHASER is not representing to such Holder that such calculation is in compliance with Section 13(d) of the 1934 Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and PURCHASER shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of PURCHASER Common Stock, a Holder may rely on the number of outstanding shares of PURCHASER Common Stock as reflected in (A) PURCHASER’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by PURCHASER or (z) any other notice by PURCHASER or PURCHASER’s transfer agent setting forth the number of shares of PURCHASER Common Stock outstanding. Upon the written or oral request of a Holder, PURCHASER shall within two (2) business days confirm orally and in writing to such Holder the number of shares of PURCHASER Common Stock then outstanding. In any case, the number of outstanding shares of PURCHASER Common Stock shall be determined after giving effect to the conversion or exercise of securities of PURCHASER, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of PURCHASER Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of PURCHASER Common Stock outstanding immediately after giving effect to the issuance of shares of PURCHASER Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(d) may be waived (the “Initial Waiver”) by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to PURCHASER to change the Beneficial Ownership Limitation to 9.99% of the number of shares of PURCHASER Common Stock outstanding immediately after giving effect to the issuance of shares of PURCHASER Common Stock upon exercise of this Warrant, and the provisions of this Section 2(d) shall continue to apply. Furthermore, after the Initial Waiver, the Beneficial Ownership Limitation of this Section 2(d) may be further waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to PURCHASER of such subsequent waiver, and the provisions of this Section 2(d) shall cease to apply. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation or waiver thereof contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation or waiver. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

          (e) Mechanics of Exercise.
               (i) Authorization of Warrant Shares. PURCHASER covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by PURCHASER in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
               (ii) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of PURCHASER to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if PURCHASER is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) Trading Days from the delivery to PURCHASER of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above the (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by PURCHASER. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to PURCHASER of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.
               (iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, PURCHASER shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
               (iv) Rescission Rights. If PURCHASER fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(e)(ii) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
               (v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, PURCHASER shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
               (vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by PURCHASER, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and PURCHASER may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
               (vii) Closing of Books. PURCHASER will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
     Section 3. Certain Adjustments.
          (a) Stock Dividends and Splits. If PURCHASER, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of PURCHASER Common Stock or any other equity or equity equivalent securities payable in shares of PURCHASER Common Stock (which, for avoidance of doubt, shall not include any shares of PURCHASER Common Stock issued by PURCHASER upon exercise of this Warrant), (ii) subdivides outstanding shares of PURCHASER Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of PURCHASER Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of PURCHASER Common Stock any shares of capital stock of PURCHASER, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of PURCHASER Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of PURCHASER Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
          (b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) PURCHASER effects any merger or consolidation of PURCHASER with or into another Person, (ii) PURCHASER effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by PURCHASER or another Person) is completed pursuant to which holders of PURCHASER Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) PURCHASER effects any reclassification of PURCHASER Common Stock or any compulsory share exchange pursuant to which PURCHASER Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of PURCHASER capital stock of the successor or acquiring corporation or of PURCHASER, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a Holder of the number of shares of PURCHASER Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of PURCHASER Common Stock in such Fundamental Transaction, and PURCHASER shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of PURCHASER Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to PURCHASER or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
          (c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of PURCHASER Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of PURCHASER Common Stock (excluding treasury shares, if any) issued and outstanding.
          (d) Voluntary Adjustment By PURCHASER. PURCHASER may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of PURCHASER.
          (e) Notice to Holder.
               (i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, PURCHASER shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
               (ii) Notice to Allow Exercise by Holder. If (A) PURCHASER shall declare a dividend (or any other distribution in whatever form) on the PURCHASER Common Stock; (B) PURCHASER shall declare a special nonrecurring cash dividend on or a redemption of the PURCHASER Common Stock; (C) PURCHASER shall authorize the granting to all holders of PURCHASER Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of PURCHASER shall be required in connection with any reclassification of PURCHASER Common Stock, any consolidation or merger to which PURCHASER is a party, any sale or transfer of all or substantially all of the assets of PURCHASER, of any compulsory share exchange whereby PURCHASER Common Stock is converted into other securities, cash or property; (E) PURCHASER shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of PURCHASER; then, in each case, PURCHASER shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as hereinafter defined) of PURCHASER, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of PURCHASER Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of PURCHASER Common Stock of record shall be entitled to exchange their shares of PURCHASER Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the ten (10)-day period commencing on the date of such notice to the effective date of the event triggering such notice.
     Section 4. Transfer of Warrant.
          (a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of PURCHASER or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, PURCHASER shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
          (b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of PURCHASER, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, PURCHASER shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
          (c) Warrant Register. PURCHASER shall register this Warrant, upon records to be maintained by PURCHASER for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. PURCHASER may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

          (d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the 1933 Act and under applicable state securities or blue sky laws, PURCHASER may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to PURCHASER a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the 1933 Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to PURCHASER an investment representation letter in form and substance acceptable to PURCHASER, and (iii) the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.
     Section 5. Call Option.
          (a) PURCHASER Right to Purchase. The Holder hereby grants to PURCHASER the right to purchase this Warrant (in whole only and not in part) for cash (the “Call Option”) at a purchase price equal to $0.001 per Warrant Share for which this Warrant is then exercisable (the “Call Price”) on a date specified by PURCHASER in accordance with Section 5(b) (the “Call Date”); provided, however, that the Call Option shall only be exercisable (i) if, at any time after the Initial Exercise Date, the closing price of the PURCHASER Common Stock for ten (10) consecutive trading days equals or exceeds 200% of the Exercise Price per share and (ii) if a registration statement under the 1933 Act is effective on the Call Date that registers all the Warrant Shares issuable upon the exercise of this Warrant (the “Registrable Stock”). PURCHASER agrees (i) to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days from the Call Date (or such lesser time as necessary to permit each seller of Registrable Stock to complete the distribution described in such registration statement); and (ii) to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set Forth in such registration statement.
          (b) Notice to Holder. If PURCHASER elects to exercise its Call Option pursuant to this Section 5, then at least twenty (20) Trading Days but not more than sixty (60) business days before the Call Date, PURCHASER shall mail or cause to be mailed a redemption notice (the “Notice”) by first-class mail to the Holder at the Holder’s address as it appears on the Warrant Register. The Notice shall state: (i) the Call Date; (ii) the Call Price; (iii) the Exercise Price; (iv) that this Warrant must be presented and surrendered to PURCHASER to collect the Call Price; (v) that this Warrant may be exercised at any time before the close of business on the fifth (5th) business day immediately preceding the Call Date (the “Exercise Termination Date”); (vi) that, if the Holder wishes to exercise this Warrant, the Holder must satisfy the requirements of Section 2 prior to the Exercise Termination Date; and (vii) that, unless PURCHASER defaults in making the payment of the Call Price, the only remaining right of Holder after the Exercise Termination Date shall be to receive payment of the Call Price upon presentation and surrender of this Warrant to PURCHASER.

          (c) 4.3 Payment upon Surrender of Warrant. If PURCHASER elects to exercise its Call Option pursuant to this Section 5, and the Holder does not exercise this Warrant prior to the Exercise Termination Date, then PURCHASER shall pay the Call Price to the Holder in accordance with the Notice upon presentation and surrender by the Holder of this Warrant to PURCHASER.
     Section 6. Miscellaneous.
     (a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of PURCHASER prior to the exercise hereof as set forth in Section 2.
          (b) Loss, Theft, Destruction or Mutilation of Warrant. PURCHASER covenants that upon receipt by PURCHASER of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, PURCHASER will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
          (c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.
          (d) Authorized Shares.
     PURCHASER covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued PURCHASER Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. PURCHASER further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. PURCHASER will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the PURCHASER Common Stock may be listed or quoted for trading.
     Except and to the extent as waived or consented to by the Holder, PURCHASER shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, PURCHASER will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that PURCHASER may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable PURCHASER to perform its obligations under this Warrant.
     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, PURCHASER shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
          (e) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
          (f) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.
          (g) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by express, registered or certified mail, postage prepaid, return receipt requested, sent by telecopy (with confirmation of transmission received and followed by the posting of a “hard copy” of the notice or communication by first-class U.S. mail), or by courier service guaranteeing overnight delivery with charges prepaid, or otherwise delivered by hand or by messenger, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at such address.
     In the case of the Holder, such notices and communications shall be addressed to its address as shown on the Warrant Register, unless the Holder shall notify PURCHASER in writing that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder. In the case of PURCHASER, such notices and communications shall be addressed as follows: Attention: Chief Financial Officer, Verso Technologies, Inc., 400 Galleria Parkway, Suite 200, Atlanta, Georgia 30339.
          (h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any PURCHASER Common Stock or as a stockholder of PURCHASER, whether such liability is asserted by PURCHASER or by creditors of PURCHASER.

          (i) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. PURCHASER agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
          (j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of PURCHASER and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.
          (k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of PURCHASER and the Holder.
          (l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
          (m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
     IN WITNESS WHEREOF, PURCHASER has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

VERSO TECHNOLOGIES, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:	VERSO TECHNOLOGIES, INC. (“PURCHASER”)
     (1) The undersigned hereby elects to purchase ___Warrant Shares of PURCHASER pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)	Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

     (4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
[SIGNATURE OF HOLDER]

Name of Entity:

Signature of Authorized Signatory of Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM
(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)
     FOR VALUE RECEIVED, [       ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to      whose address is
     Dated:                      ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.